UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

RAPHAEL INDUSTRIES LTD.

(Exact name of registrant as specified in charter)

Nevada	20-3717729
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

4205-268 Bush Street, San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 261-8853

N/A

(Former name or former address, if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 27, 2009, Heather Grant was appointed Corporate Secretary of Raphael Industries Ltd.

In 1995 Ms Grant founded Aide-de-Camp Services. Since then she has been President of the company providing specialized services to businesses in the areas of program development and account services specializing in regulatory procedures and compliance with federal agencies. Clients include financial planners, a medical device manufacturers, merchandise importers, and transportation operators.

There is no family relationship between Ms. Grant and any other director or executive officer in Craft College. Ms. Grant does not hold any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

RAPHAEL INDUSTRIES LTD.

Signature	Title	Date

ARNE RAABE Arne Raabe	President, Chief Executive Officer, Chief Financial Officer, and Director	March 2, 2009